[NAGP Letterhead]

PLACEMENT AGENT AGREEMENT

___________________, 2012

__________________________

To be referred to hereafter as the “Placement Agent”

Attn: _______________, President

Address: _____________________________

 _____________________________

Dear Sir or Madam:

Native American Energy Group, Inc., a Delaware corporation (the “Company”) proposes to offer, issue and sell in a private offering up to $5,000,000 of Units comprised of (i) one share of Series B Callable Preferred Stock, par value $0.0001 per share, and (ii) one share of Common Stock, par value $0.001 per share at a price of $1.00 per Unit, and with a minimum investment of 25,000 Units (the “Offering”) to accredited investors only. The Placement Agent hereby confirms its agreement with the Company whereby the Placement Agent will act as a non-exclusive Placement Agent for the Offering on a best efforts basis and in accordance with the basic terms and conditions set forth herein (the “Agreement”). The Company and the Placement Agent may be referred to herein each individually as a “Party” and collectively as the “Parties.”

1.	Private Placement

The Offering will be made pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Offering will be made solely through the use of the Private Placement Memorandum prepared for the Offering (the “Memorandum”).

2.	Appointment as Non-Exclusive Placement Agent

The Company hereby appoints the Placement Agent as a non-exclusive Placement Agent for the Offering. The Company’s management will also be making offers and sales of the Units and such sales will not be subject to the Placement Agent Fee (as defined below). The Company may also engage other broker/dealers registered with the United States Securities and Exchange Commission (the “SEC”) which are members of the Financial Industry Regulatory Authority (“FINRA”) to make offers and sales of the Units on the Company’s behalf and may pay such other placement agents compensation solely within the Company’s exclusive discretion.

3.	Procedure of Identifying Investors

Placement Agent will identify and introduce institutional and other accredited investors (collectively, “Accredited Investors”) to the Company. Only Accredited Investors will be permitted to purchase the Units.

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4.	Information Available

It is understood and agreed between the Company and Placement Agent that all documents and other information relating to the Company’s affairs will be made available upon request to Placement Agent and its counsel, and copies of any such documents will be furnished upon request to Placement Agent or its counsel. The Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2011, are available on the SEC’s website (www.sec.gov).

5.	Certain Representations by the Company

The Company will not utilize any nonlicensed or nonregistered finder in connection with the Offering. The Company will indemnify Placement Agent with respect to any claim for finder’s or similar fees in connection with the Offering.

6.	Proceedings

Placement Agent and the Company will advise each other immediately and confirm in writing the receipt of any threat of or the initiation of any steps or proceedings which would impair or prevent the right to offer the Units, or the issuance of any orders or other prohibitions preventing or impairing the proposed offering by the SEC or any other regulatory authority. In the case of the happening of any such event, the Company will not acquiesce to such steps, proceedings or suspension orders, but will actively defend any such actions or orders unless the Company determines in good faith after consultation with Placement Agent to acquiesce to such actions or orders.

7.	Compensation

The Company will pay to Placement Agent a percentage of the total gross proceeds raised in the Offering as a fee for its services under this agreement, payable in cash within five business days of each closing of the Offering which contains proceeds raised by the Placement Agent:

Sales Commission	10%
Non-accountable Expense Allowance	3%

In addition, the Company will issue to the Placement Agent a five-year warrant (the “Warrant”) to purchase that certain number of shares of Common Stock of the Company equal to 10% of the Units sold in the Offering by the Placement Agent at an exercise price of $1.00 per share. The number of shares of common stock covered by the Warrant shall be subject to standard and customary adjustments to be more fully set forth in the Warrant.

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8.	Expenses

The Company shall bear all costs and expenses incident to the issuance, offer, sale and delivery of the Units. However, any expenses over $500 must be pre-approved in writing by the Company.

9.	Securities Filings

The Company’s legal counsel shall make all filings and/or notices necessary to comply with all securities law requirements for the Offering. Placement Agent shall provide written notice to the Company as to the states in which Placement Agent proposes to offer the Units for sale on behalf of the Company; and the Company’s counsel shall provide written notice to Placement Agent’s counsel confirming those states in which a notice of the sale of Units has been filed.

10.	Conflict with the Law

It is understood that if any provision of this Agreement conflicts with the Securities Act, any rule or regulation under such Securities Act, the blue sky laws of any state in which the proposed offering is to be qualified, FINRA rules or regulations, or the rules, regulations, or laws of any other governmental authority, either federal or state, possessing jurisdiction over the sale and issuance of the Units, the Company and the Placement Agent shall amend this Agreement to comply with the applicable requirements.

11.	Accurate Information

The Company represents and warrants to the Placement Agent that the Memorandum contains all material information concerning the Company and its business, affairs, prospects and financial condition, and that all written information provided to the Placement Agent with respect to the business, affairs, prospects and financial condition of the Company for use in connection with the Offering shall be true, correct and complete in all material respects.

12.	Due Diligence Investigation

a.          The Company shall supply and deliver to Placement Agent or its legal counsel at their offices, within a reasonable period of time, all information required to enable them to make a due diligence investigation of the Company and its business prospects as they shall reasonably request and shall make available to them such persons as they deem necessary or appropriate in order to verify or substantiate any information regarding the Company.

b.          It is expressly understood and agreed that Placement Agent will be undertaking a thorough review of all of the Company’s practices and in the event that these do not meet with the approval of Placement Agent, Placement Agent may terminate its engagement as non-exclusive Placement Agent for the Offering.

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13.	New Releases and Publicity

Prior to the completion or termination of the Offering, no news release or other publicity about the Company with respect to this Offering will be permitted without approval of the Company’s legal counsel and of the Placement Agent and its legal counsel. However, the foregoing shall not prohibit discussions, releases or other publicity which is in the Company’s normal course of business or as required by law.

14.	Indemnification

Each Party (the “Indemnifying Party”) agrees to indemnify, defend, and hold harmless the other Party (the “Indemnified Party”) from and against any and all claims, damages, and liabilities, including any and all expense and costs, legal or otherwise, arising out of the act or omission of the Indemnifying Party, its subcontractors, agents, or employees, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action arising out of the services performed under this Agreement; including breach of the Indemnifying Party of this Agreement. The Indemnifying Party shall not be liable for any claims, damages, or liabilities caused by the sole negligence of the Indemnified Party, its subcontractors, agents, or employees.

The Indemnified Party shall notify promptly the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying Party’s indemnification obligations would apply, and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense. If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

The rights and obligations of the Parties under this section shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

15.	Representations and Warranties of the Placement Agent.

Placement Agent hereby represents and warrants to the Company that:

a.          The Placement Agent is duly registered pursuant to the provisions of the Securities Exchange Act of 1934 as a dealer and is duly registered as a broker-dealer in those states where required and the Placement Agent agrees to comply with all statutes and other requirements applicable to the Placement Agent as a broker-dealer pursuant to those registrations and is legally authorized under all applicable laws to engage in the activities contemplated hereby and receive compensation therefor as herein contemplated.

b.          The Placement Agent is a member in good standing of FINRA.

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c.            This Agreement, when accepted and approved by the Placement Agent, will be duly authorized, executed and delivered by the Placement Agent and is a valid and binding agreement on the Placement Agent’s part.

16.	Covenants of the Placement Agent.

The Placement Agent hereby agrees to the following covenants:

a.            The Placement Agent will not use any documents to solicit investors in the Offering other than the Memorandum.

b.            The Placement Agent will contact only potential investors with whom it has a pre-existing, substantive relationship and whom the Placement Agent believes are accredited investors as that term in defined in Regulation D of the Securities Act.

c.            No later than noon of the next business day after receipt of any Subscription Agreement, the Placement Agent shall forward such Subscription Agreement and any funds received to the Escrow Agent listed in the Subscription Agreement.

17.	Term and Termination

a.            The length of the term of services to be provided by the Placement Agent shall be the term of the Offering.

b.            This Agreement may be terminated by either the Company or the Placement Agent for cause. For purposes of this Agreement, the term “cause” shall include, but not be limited to, the following: a material breach of or failure to perform any covenant or obligation in this Agreement, dishonesty, neglect of duties, unprofessional conduct, acts of moral turpitude, disappearance, felonious conduct, or fraud. Either Party may terminate this Agreement for cause by giving written notice of termination to the other Party. The notice of termination required by this section shall specify the ground for termination and shall be supported by a statement of all relevant facts. Upon such termination, the Placement Agent shall continue to have the right to receive compensation hereunder for Units sold by the Placement Agent, for which the Placement Agent has not yet been compensated, and all other compensation as set forth in this Agreement.

c.            This Agreement may be terminated by the Placement Agent if any of the following conditions occur:

i.          The Placement Agent shall not be reasonably satisfied with the Company’s business affairs, contractual regulations, its pending and threatened litigation and other matters affecting the Company’s prospects.

ii.         The Company shall have sustained a substantial loss by fire, flood, accident or other calamity, whether or not covered by insurance.

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iii.        There shall have been any important and material adverse change in market levels, or political, financial or economic conditions or other circumstances, which, in the Placement Agent’s sole judgment, render it undesirable, impractical or inadvisable to proceed with the Offering.

iv.       There shall have been a major catastrophe, national calamity, natural disaster, or other event which, in the Placement Agent’s sole opinion, would materially adversely disrupt the financial markets.

v.        The Placement Agent shall not be satisfied with the Company’s financial condition and operating results.

vi.       Appropriate documents relating to the Offering shall not have been reviewed and approved by mutual consent.

vii.      The matters referred to in this section shall not have been approved by the Placement Agent counsel.

Upon such termination under this Section, the Placement Agent shall continue to have the right to receive compensation hereunder for services provided by the Placement Agent, for which the Placement Agent has not yet been compensated, and all other compensation as set forth in this Agreement.

d.            Termination of the Offering shall automatically cause the termination of this Agreement. Upon such termination, the Placement Agent shall continue to have the right to receive compensation hereunder for services provided by the Placement Agent for which the Placement Agent has not yet been compensated, and all other compensation as set forth in this Agreement.

e.            Both parties may terminate this Agreement with mutual consent. Upon such termination, Placement Agent shall continue to have the right to receive compensation hereunder for services provided by Placement Agent, for which Placement Agent has not yet been compensated, and all other compensation as set forth in this Agreement.

18.	Representations and Indemnities to Survive Delivery

The indemnities, agreements, representations, warranties, and other statements set forth in or made in writing pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Company, or any controlling person and will survive delivery of and payment for the Units, and the Company, or any controlling person, as the case may be, shall be entitled to the benefit of the indemnity agreements.

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19.	Governing Law

This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

20.	Exclusive Jurisdiction and Venue

The Parties agree that the Federal and California State courts sitting in the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

21.	Notices

Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by facsimile transmission to the addresses of the Parties as follows:

i.	To: “Placement Agent”	At the address set forth next to the
Placement Agent’s signature below

ii.	To: “Company”	Native American Energy Group, Inc.
108-18 Queens Blvd. Suite 901
Forest Hills, NY 11375
Phone: (718) 408-2323
Fax: (718) 793-4034
Attn: Raj S. Nanvaan

iii.	With Copy To:	Oswald & Yap
16148 Sand Canyon Avenue
Irvine, CA 92618
Fax: (949) 788-8980
Attn: Lynne Bolduc, Esq.

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by facsimile transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

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22.	Modifications and Waivers

No modification or waiver of any term hereof shall be effective unless in writing, signed by the Party to be charged.

23.	Counterparts; Facsimile Signatures

This Agreement may be executed in several counterparts and it shall not be necessary for each party to execute each of such counterparts, but when all of the parties have executed and delivered one of such counterparts, the counterparts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each party in accordance with its terms. The parties hereto agree that this Agreement may be executed by facsimile signatures and such signatures shall be deemed originals.

24.	Attorneys’ Fees

In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

25.          Assignability. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs and successors, but any assignment of this Agreement without the express written consent of all Parties hereto shall be void.

[Signature Page Follows]

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If the foregoing is in accordance with the Placement Agent’s understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between us in accordance with its terms.

Sincerely,

NATIVE AMERICAN ENERGY GROUP, INC.,
a Delaware corporation

By: Joseph G. D’Arrigo
Its: President, Chief Executive Officer and Chairman

BROKER/DEALER NAME:
BROKER/DEALER TAX I.D. NO.:

BY:
ITS:

Address:

Phone:
Fax:
Attn:
E-mail address:

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